Exhibit #10(47)
CANADIAN SERVICES AND INDEMNITY AGREEMENT
This Canadian Services and Indemnity Agreement, (hereinafter referred to as the “Agreement”) is made and entered into by and between Western Surety Company a South Dakota domiciled property and casualty insurer with principal offices located in Sioux Falls, South Dakota (hereinafter referred to as the “REINSURER”) and Continental Casualty Company(Canadian Branch) with principal offices located at 250 Yonge Street, Suite 1500, Toronto, Ontrario, Canada M5B 2L7 (hereinafter referred to as the “COMPANY”), effective January 1, 2010, for the benefit of the REINSURER and the COMPANY.
WHEREAS, the COMPANY and the REINSURER have entered into a Surety Canada Quota Share Treaty, (hereinafter referred to as the “Reinsurance Agreement”) effective January 1, 2010 for certain Surety Bonds issued by the COMPANY in Canada on behalf of various principals of REINSURER and reinsured 100% by the REINSURER (as defined in the Reinsurance Agreement, and hereinafter referred to as the “Policies”), pursuant to the terms of such Reinsurance Agreement; and
WHEREAS, the REINSURER possesses the staff and expertise to supervise the COMPANY’S Canadian employees who shall administer the Policies and the REINSURER agrees to assume certain duties and responsibilities regarding such supervision to administer such Policies; and
WHEREAS, the COMPANY’S offer to write such business is based on the REINSURER’S acceptance of such duties and responsibilities as described herein;
NOW, THEREFORE, the parties in consideration of the mutual agreements, covenants, and provisions herein contained, agree as follows:
1. TERM
This Agreement shall take effect with the Reinsurance Agreement and have the same term as provided in the Reinsurance Agreement, except as specified in Sections 3.4 and 3.5 of Article 3 and Section 6.5 of Article 6 of this Agreement. If this Agreement is terminated or expires for any reason, the Reinsurance Agreement shall simultaneously terminate or expire.
2. UNDERWRITING SUPERVISION
Canadian Services & Indemnity Agreement
Effective: January 1, 2010

Section 2.1: The REINSURER is authorized and agrees to supervise the COMPANY’S Canadian employees who shall underwrite, price, issue, and cancel or nonrenew the Policies, subject to limitations provided herein. The REINSURER warrants that it shall supervise the functions in such manner as to ensure that the Canadian employees shall underwrite, price, issue, and cancel or nonrenew the Policies in a timely and professional manner through qualified persons, fully familiar with generally accepted standards in Canada or according to the COMPANY’S formal written guidelines as may be provided from time to time to the REINSURER.
3. CLAIMS SUPERVISION AND ADMINISTRATION
Section 3.1: The REINSURER is authorized and agrees to supervise the COMPANY’S Canadian employees who shall adjust and pay all claims arising under the Policies issued under this Agreement, except as provided in Section 3.5 of Article 3 herein. The REINSURER warrants that it shall supervise the functions in such manner as to ensure that the Canadian employees handle any claims arising under the Policies in a timely and professional manner by qualified persons, fully familiar with generally accepted claims handling standards in Canada or according to the COMPANY’s formal written guidelines as may be provided from time to time to the REINSURER. The REINSURER is authorized and agrees to supervise the COMPANY’S Canadian employees who shall investigate, monitor, and handle any claims under any of the Policies issued under this Agreement and reinsured pursuant to the Reinsurance Agreement on the COMPANY’s behalf or retain any independent claims consultant or adjuster as may be required.
Section 3.2: THE COMPANY and the REINSURER shall provide the other with prompt notification of any losses or claims, or any information that makes a loss or claim reasonably likely under the Policies and as provided elsewhere in this Agreement.
Section 3.3: In recognition of statutory, regulatory and legal duties to handle claims in a prompt and fair manner, the COMPANY and the REINSURER agree to exercise their best efforts and cooperate fully with the other to handle claims in said manner and in full compliance with all such requirements.
Section 3.4: Upon termination of this Agreement, or in the event of an order of liquidation of the COMPANY during the period this Agreement is in effect, claim files shall become the sole property of the COMPANY or its estate. The REINSURER shall have reasonable access to, and the right to copy, any such claim files in the COMPANY’S possession on a timely basis, if requested.
Section 3.5: In the event this Agreement is terminated and unless otherwise mutually agreed to between the COMPANY and the REINSURER, the REINSURER shall have the right and responsibility to supervise the COMPANY’S employees to settle and handle all subsequent claims and losses until such time as all Policies reinsured by REINSURER pursuant to the
Canadian Services & Indemnity Agreement
Effective: January 1, 2010

Reinsurance Agreement have expired and the Reinsurance Agreement has terminated, and all known claims thereunder have been paid or settled, have runoff or otherwise have been disposed of in the judgment of the COMPANY, and all incurred but not reported loss reserves as respects the business covered by the Reinsurance Agreement have been reduced to zero, and any amounts owed to the COMPANY by others or under the Reinsurance Agreement in regard to any claims have been collected by the COMPANY. Reinsurance indemnity for any claim or loss discussed herein shall be provided in accordance with the terms and conditions of the Reinsurance Agreement.
4. REGULATORY COMPLIANCE AND RELATED DUTIES
Section 4.1: The COMPANY and the REINSURER agree to use their best efforts to achieve full compliance with all applicable statutory, regulatory and legal requirements.
Section 4.2: THE COMPANY and the REINSURER agree to provide the other, promptly upon request, with all information and support required for any regulatory compliance obligation and for any reports, statements or other filings required by regulatory authorities.
Section 4.3: The COMPANY agrees to monitor all legal, statutory and regulatory developments affecting the Policies hereunder and promptly report same to the REINSURER. Should any such changes affect the Policies hereunder, the parties agree to ensure full compliance with such changes. The COMPANY agrees to prepare any documentation necessary to assure such compliance. In the event that the COMPANY becomes aware of any such development, it shall report it promptly to the REINSURER.
Section 4.4: In the event that any federal, provincial or local statute, regulation or law, prohibits or restricts the REINSURER’S authority hereunder, the parties agree that this Agreement and the underlying Reinsurance Agreement are terminated in accordance with the provisions of same.
5. COMPENSATION
The parties agree that compensation for the performance of the mutual duties specified hereunder shall be as set forth in the Reinsurance Agreement.
6. INDEMNIFICATION
Section 6.1 In addition to the obligations of the REINSURER pursuant to the terms of the Reinsurance Agreement, the REINSURER shall indemnify the COMPANY as follows in Sections 6.2. However, Section 6.2 shall not apply to any liability, claim, suit, demand, damages (including punitive and exemplary damages), judgment, cost, interest and expense (including but not limited to
Canadian Services & Indemnity Agreement
Effective: January 1, 2010

attorneys’ fees and disbursements) or regulatory fines or administrative penalties caused by the action of or the failure to take action by any employee of the COMPANY. Nor shall Sections 6.2 prevent the application of any available reinsurance proceeds.
Section 6.2: The REINSURER shall indemnify, defend and hold harmless the COMPANY, its agents, employees, subsidiaries and affiliates from and against all liability, claims, suits, demands, damages (including punitive and exemplary damages), judgments, costs, interest and expense (including but not limited to attorneys’ fees and disbursements) or regulatory fines or administrative penalties arising out of, or in connection with, any Bond issued under this Agreement and reinsured under the Reinsurance Agreement, including but not limited to underwriting activities, Bond issuance, claim handling and the resolution of coverage issues; provided, however, that not withstanding any other provisions of the Agreement, such indemnification by the REINSURER shall not extend to any matter subject to the obligations of the COMPANY or its affiliates under the Reinsurance Agreement.
Section 6.3: Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made.
Section 6.4: The COMPANY agrees to save, indemnify, and hold REINSURER harmless against any and all loss, liability or damage resulting from any misrepresentation or breach of warranty by the COMPANY under the terms of this Agreement.
Section 6.5: The indemnities provided herein shall survive any termination of this Agreement.
7. REPRESENTATIONS AND WARRANTIES OF COMPANY
Section 7.1: The COMPANY hereby represents and warrants to the REINSURER that all Surety Business (as that term is defined in the Reinsurance Agreement) written, renewed or assumed by the COMPANY on or after January 1, 2010, shall be coded as PR 66 (as that term is defined in the COMPANY’s records), and covenants that if it is discovered that any Surety Business written or assumed by the COMPANY on or after the January 1, 2010, has not been coded as PR 66, then that Surety Business shall be ceded under the terms of the Reinsurance Agreement as if that Surety Business has been coded as PR 66.
8. ARBITRATION
In the event of an irreconcilable dispute between the parties to this Agreement, such dispute shall be submitted for decision to the process of arbitration in the manner and pursuant to the procedure set forth in the ARBITRATION Article of the Reinsurance Agreement.
Canadian Services & Indemnity Agreement
Effective: January 1, 2010

9. MODIFICATION
There shall be no modification of or change in the terms of this Agreement or the Reinsurance Agreement without the written approval of the COMPANY and the audit committee of CNA Surety Corporation.
10. BINDING EFFECT OF AGREEMENT
This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.
11. TERMINATION
Section 11.1: This Agreement and the REINSURER’S obligations, except as specified in Article 1, Sections 3.4 and 3.5 of Article 3, and Section 6.5 of Article 6 hereunder, shall terminate automatically and without notice upon the occurrence of any one or more of the following events: (a) termination of the Reinsurance Agreement; or (b) termination or modification of REINSURER’S participation in the Reinsurance Agreement.
Section 11.2: Any termination of REINSURER’S obligations hereunder shall be subject always to REINSURER’S duty to satisfy, fulfill, fully perform and discharge all obligations which may accrue through, but not beyond, the effective date and time of such termination.
Section 11.3: This Agreement, except as specified in Article 1, Sections 3.4 and 3.5 of Article 3, and Section 6.5 of Article 6, may be terminated at any time by mutual written agreement.
12. CONTRIBUTION
The REINSURER, upon any payment hereunder, shall fully share in the subrogation, contribution and salvage rights of the COMPANY, as applicable, to the extent of REINSURER’S payment to the COMPANY.
13. RESOLUTION OF CONFLICTING TERMS
In the event of any conflict or inconsistency between this Agreement and the Reinsurance Agreement, this Agreement shall prevail and be controlling. Any irreconcilable dispute between parties to this Agreement shall be resolved by arbitration, in the manner and pursuant to the procedure set forth in the Reinsurance Agreement, as set forth in Article 8 of this Agreement.
Canadian Services & Indemnity Agreement
Effective: January 1, 2010

14. SEVERABILITY
In the event any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such validity or enforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.
15. HONORABLE UNDERTAKING
The purposes of this Agreement are not to be defeated by narrow or technical legal interpretations of its provisions. The Agreement shall be construed as an honorable undertaking and should be interpreted for the purposes of giving effect to the real intentions of the parties hereto.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.
CONTINENTAL CASUALTY COMPANY (Canadian Branch)

By:

Printed Name:

Title:

Date:

Canadian Services & Indemnity Agreement
Effective: January 1, 2010

WESTERN SURETY COMPANY

By:

Printed Name:

Title:

Date:

Canadian Services & Indemnity Agreement
Effective: January 1, 2010